 THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Warrant for the Purchase of Shares of Common Stock

No. 2008-[ ]	_________ Shares

FOR VALUE RECEIVED, CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that [________________], its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on June 11, 2008 (the “Issuance Date”) and prior to 5:00 P.M., New York City time, on June 10, 2013 (the “Exercise Period”), [________________] fully paid and non-assessable shares of common stock, $0.001 par value per share, of the Company for a purchase price per share of $2.40. Hereinafter, (i) said common stock, $0.001 par value per share, of the Company, is referred to as the “Common Stock”; (ii) the shares of the Common Stock (subject to adjustment as set forth herein) purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the “Warrant Shares”; (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the “Aggregate Warrant Price”; (iv) the price payable (initially $2.40 per share subject to adjustment as set forth herein) for each of the Warrant Shares hereunder is referred to as the “Per Share Warrant Price”; (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the “Warrants”; (vi) the holder of this Warrant is referred to as the “Holder” and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the “Holders” and Holders of more than fifty percent (50%) of the Warrant Shares then issuable upon exercise of then outstanding Warrants are referred to as the “Majority of the Holders”) and (vii) the then Current Market Price per share of the Common Stock (the “Current Market Price”) shall be deemed to be the last reported sale price of the Common Stock (as reported by Bloomberg Financial Markets) on the Trading Day (as defined below) immediately prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and ask prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, and Nasdaq Capital Market (collectively “NASDAQ”), or other similar organization, or, if the Common Stock is not reported on a national securities exchange, the per share sale price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board (the “OTCBB”) or another over-the-counter market, or if not so available, the fair market value of the Common Stock as determined in good faith by the Company’s Board of Directors. A “Trading Day” shall mean any day on which shares of the Company’s Common Stock are sold on the respective exchanges listed above. The Aggregate Warrant Price is not subject to adjustment.

This Warrant is one of the Warrants to purchase Common Stock issued pursuant to a Subscription Agreement (the “Subscription Agreement”) between the Company and the Subscriber named therein in connection with a private placement by the Company of Units, each consisting on one share of Series A Convertible Preferred Stock (the “Preferred Stock”) and one Warrant, as further described in the Company’s Private Placement Memorandum dated March 17, 2008, as amended on April 11, 2008, May 21, 2008 and May 28, 2008 and in the Consent to Modification and Amendment Agreement to the PPM dated as of the date hereof. By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of the Subscription Agreement.

1.	Exercise of Warrant.

(a) Except as set forth in Section 1(d) below, this Warrant may be exercised in whole at any time, or in part from time to time, by the Holder during the Exercise Period by the surrender of this Warrant (with the exercise notice, in the form attached hereto (the “Exercise Notice”), duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of, or wire transfer of immediately available funds to, the Company; or

(b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant in connection with the exercise of this Warrant pursuant to the terms hereof, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled upon such exercise and, if this Warrant is exercised in whole, no fractional shares of Common Stock are to be issued, but rather the number of shares of Common Stock to which the Holder shall be entitled shall be rounded up to the nearest whole number, and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(c) Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price, and elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                                    B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the average of the Current Market Prices of the shares of Common Stock for the five Trading Days ending on the date immediately preceding the date of the written notice of exercise.

C=	the Per Share Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d) Notwithstanding anything herein to the contrary, in no event shall the Holder have the right or be required to exercise this Warrant to the extent, and only to the extent, that as a result of such exercise, the aggregate number of shares of Common Stock beneficially owned by the Holder, its affiliates and any “group” (as defined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”)) of which the Holder may be deemed to be a party (collectively the “Affiliates”) would exceed 9.99% of the outstanding shares of the Common Stock immediately after giving effect to such exercise. For purposes of this Section, beneficial ownership shall be calculated in accordance with Sections 13(d) and Section 16(a) of the Exchange Act. The provisions of this Section 1(d) may be waived by a Holder as to itself (and solely as to itself) upon not less than sixty-five (65) days prior written notice to the Company. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely upon the number of outstanding shares of Common Stock as reflected in the Company’s most recent annual or quarterly report on Form 10-K or Form 10-Q, respectively.

(e) Upon exercise of this Warrant, the Company shall promptly (but in no event later than five (5) Trading Days after the date the Exercise Notice is delivered to the Company (the “Exercise Date”)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder (together with such other transfer documentation as may be reasonably requested by the Company) and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(b) under the Act. The Holder, or any person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

(f) If by the close of the fifth (5th) Trading Day after delivery of an Exercise Notice, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 1, and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the closing bid price of a share of Common Stock on the date of exercise.

(g) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

2.
Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, one hundred twenty (120%) percent of the shares of the Common Stock receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, including NASDAQ, use its commercially reasonable efforts to keep the Warrant Shares authorized for listing on such exchange upon notice of issuance. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Per Share Warrant Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed. Pursuant to the terms of the Subscription Agreement, the Company shall seek to have the Warrants listed on the OTCBB.

3.	Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant)(“Common Stock Equivalents”), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Per Share Warrant Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective at the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective at the close of business on the effective date in the case of a subdivision, combination or re-classification. Any adjustment in the Per Share Warrant Price in accordance with this Section 3(a) shall also effect a proportionate adjustment in the Threshold Price (defined below).

(b) Subsequent Equity Sales. If the Company, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than $2.00 (the “Threshold Price”) (provided that in the event the Company issues any warrants entitling any Person to acquire shares of Common Stock, the Threshold Price with respect to such warrants shall equal $2.40) per share of Common Stock (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Threshold Price, such issuance shall be deemed to have occurred for less than the Threshold Price on such date of the Dilutive Issuance), then the Per Share Warrant Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Per Share Warrant Price payable hereunder, after taking into account the decrease in the Per Share Warrant Price, shall be equal to the aggregate Per Share Warrant Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms in accordance with Section 3(e) below (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. As used herein, the term “Exempt Issuance” shall mean (i) any issuance, sale, grant or award of any Common Stock, option or right to purchase Common Stock, or any security convertible into or exchangeable for Common Stock issued or issuable to any officer, director, employee, consultant or advisor of the Company pursuant to a bona fide option or equity incentive plan or other agreement or arrangement duly adopted by the Company, in consideration for services rendered or to be rendered to the Company by such officer, director, employee, consultant or advisor and (ii) any issuance of Preferred Stock or of Common Stock underlying the Preferred Stock and Warrants.

(c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company but excluding any exchange of securities or merger with another corporation in which the Company is a continuing corporation and that does not result in any reclassification of or similar change in the Common Stock), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than twenty (20) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(e) Whenever the Per Share Warrant Price or the number of Warrant Shares is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

(f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

(g) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine, in good faith, the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

(h) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such option, right, warrant or conversion shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

(i) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in this Section 3 then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

4.
Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, subject to compliance by the Holder with the terms hereof, at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal imposed by any agreement to which the Company is a party, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

5.
Registration Under Act. The Holder shall have the right to participate in the registration rights granted to purchasers of the Units (as defined in the Subscription Agreement) pursuant to Article VII of the Subscription Agreement. By acceptance of this Warrant, the Holder agrees to comply with the provisions in Article VII of the Subscription Agreement.

6.	Investment Intent; Limited Transferability.

(a) By accepting this Warrant, the Holder represents to the Company that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and hold any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available. The Holder further represents to the Company, by accepting this Warrant, that it has full power and authority to accept this Warrant and make the representations set forth herein.

(b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees, by acceptance of this Warrant, that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

(c) In addition to the limitations set forth in Section 1 and in accordance with the legend on the first page hereof, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities “blue sky” laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company’s books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holders of Warrant. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder unless, in each case, otherwise prohibited by applicable law.

(d) The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

(e) The Holder did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder’s knowledge, invited by any general solicitation or general advertising.

(f) The Holder is an “accredited investor” within the meaning of Regulation D under the Act. Such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to such Holder’s right, subject to the provisions of the Subscription Agreement and this Warrant, at all times to sell or otherwise dispose of all or any part of such Warrants and Warrant Shares.

(g) Either by reason of such Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder’s interests in connection with the transactions contemplated by this Warrant and the Subscription Agreement. The Holder, by its acceptance of this Warrant, represents to the Company that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant. Holder also represents it has not been organized for the purpose of acquiring this Warrant.

7.	Optional Redemption.

(a) In the event that the Current Market Price of the Common Stock for any twenty (20) of the last thirty (30) consecutive Trading Days on the principal national securities exchange on which the Common Stock is admitted to trading or listed, including the NASDAQ, or other similar organization, or, if the Common Stock is not reported on a national securities exchange, the per share sale price for the Common Stock in the over-the-counter market as reported by the OTCBB or another over-the-counter market is at least $5.00 per share (subject to adjustment for any stock splits, combinations, or similar events with respect to the Common Stock after the original issuance date of this Warrant) (the “Redemption Price”) and the average daily trading volume of the Common Stock is no less than 100,000 shares per day during such 30-day period, the Company shall be entitled to redeem all, but not less than all, of the Warrant Shares at a per Warrant Share redemption price of $0.01, at any time after the completion of such thirty (30) consecutive trading day period by providing thirty (30) business days’ written notice to the Holders. The Holder agrees to return the certificate representing the redeemed Warrants to the Company upon their redemption (or evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant in accordance with Section 8 hereof).

(b) Notwithstanding Section 7(a) hereof, for so long as any Warrant Shares are not subject to a registration statement declared effective by the SEC or are not otherwise permitted to be immediately sold, in whole, pursuant to an exemption to registration for such resale, including pursuant to Rule 144(b) of the Act, the Company shall not be entitled to exercise its redemption rights pursuant to Section 7(a) above.

8.
Loss, etc., of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.
Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or receive dividends or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

10.
Communication. No notice or other communication under this Warrant shall be effective or deemed to have been given unless, the same is in writing and is mailed by first-class mail, postage prepaid, or via recognized overnight courier with confirmed receipt, addressed to:

(a) the Company at China Advanced Construction Materials Group, Inc., Yingu Plaza, 9 Beisihuanxi Road, Suite 1708, Haidian District, Beijing 100080 PRC, Attention: Chief Executive Officer, or other such address as the Company has designated in writing to the Holder; or

(b) the Holder at the address last furnished to the Company in writing by the Holder.

11.	Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12.
Applicable Law. This Warrant will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The Holder hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

13.
Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provision hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders and such amendment, waiver, discharge or termination shall be effective with respect to the Company and all Holders.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the undersigned duly authorized officer, this 11th day of June, 2008.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:
Name:
Title: Chief Executive Officer

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to
purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)
The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by China Advanced Construction Materials Group, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 1(c) in accordance with the terms of the Warrant.

(4)	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant.

(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Dated:_______________, _____

Name of Holder: ___________________________

By:__________________________________

Name: _______________________________

Title: _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

ASSIGNMENT

FOR VALUE RECEIVED _______________ (“Assignor”) hereby sells, assigns and transfers unto ____________________ (“Transferee”) the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of China Advanced Construction Materials Group, Inc. By acceptance of the foregoing Warrant, Transferee shall become a Holder under said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

ASSIGNOR:

Dated:_______________________	Signature:____________________________

Address:_____________________________

TRANSFEREE:

Dated:_______________________	Signature:____________________________

Address:_____________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______________ (“Assignor”) hereby assigns and transfers unto ____________________ (“Transferee”) the right to purchase _______ shares of Common Stock, par value $0.001 per share, of China Advanced Construction Materials Group, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer such part of said Warrant on the books of China Advanced Construction Materials Group, Inc. By acceptance of the proportionate part of foregoing Warrant, Transferee shall become a Holder under said proportionate part of said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

ASSIGNOR:

Dated:_______________________	Signature:____________________________

Address:_____________________________

TRANSFEREE:

Dated:_______________________	Signature:____________________________

Address:_____________________________